                                                                    EXHIBIT 99.2


                          SUN CAPITAL ACQUISITION CORP.
                       5200 Town Center Circle, Suite 470
                            Boca Raton, Florida 33486
                                  561-394-0550


January 29, 2002

Mr. N. Ross Buckenham, President
WebLink Wireless, Inc.
3333 Lee Parkway
Dallas, Texas 75219

Dear Ross:

We are very enthusiastic regarding the potential acquisition of WebLink Wireless, Inc. ("WLW" or the "Company") by Sun Capital Acquisition Corp. or its affiliate ("Acquisition"). As such, we are pleased to present to you this letter agreement whereby Acquisition will, subject to the terms and conditions set forth herein, acquire, free and clear of all liens, all those assets of WLW selected by Acquisition pursuant to the Purchase Agreement (defined below) (the "Purchased Assets") through a section 363 transaction which may, at the Company's option, be implemented through a plan of reorganization pursuant to sections 1123 and 1129 of the Bankruptcy Code.

Acquisition's equity capital will be provided by Sun Capital Partners II, LP (the "Fund"), a $200 million fund raised in April 2001 by Sun Capital Partners, Inc. ("Sun Capital"). Participating in the Fund are leading fund-of-funds investors, university endowments, pension funds, financial institutions and high net worth individuals, families and trusts. Sun Capital is a leading private investment firm focused on leveraged buyouts of market leading companies that can benefit from our in-house operating professionals and experience. Sun Capital invests in companies with leading market positions, long-term competitive advantages and significant barriers to entry. Sun Capital has invested in approximately 30 companies during the past several years with combined sales in excess of $2.0 billion.

1. Purchase Price. Acquisition shall purchase the Purchased Assets, free and clear of all liens, for the following consideration (collectively, the "Purchase Price"):

         (a) $20,000,000 (the "Cash Purchase Price");

         (b) a note in the principal amount of $7,000,000, due and payable five years from the date of the closing of the transactions contemplated by this letter agreement, with interest paid currently at the prime rate, and subject to a subordination agreement satisfactory, in form and substance, to Acquisition's senior lender, in its sole discretion (the "Subordinated Note"), which subordination agreement shall provide that the Subordinated Note will be subordinate in right of payment to the indebtedness advanced by Acquisition's senior lender and shall limit such subordination to a mutually agreed upon maximum amount of indebtedness;

         (c) equity in Acquisition, of the same class or classes (and in the same proportion if more than one class) as the equity in Acquisition held by the Fund or its affiliates, equal to 15% of Acquisition's capital stock (the "Stock");

         (d) a note with a principal amount of $2,700,000, which is secured by those Purchased Assets in which Glenayre Electronics, Inc. currently possesses a security interest, and with other terms to be determined by Acquisition (the "Glenayre Note"); and

         (e) the assumption of (i) the Company's obligations, arising after the closing of the transactions contemplated in this letter agreement, pursuant to the Assumed Contracts (as defined below), (ii) those post-petition, non-bankruptcy related trade payables and accrued expenses mutually agreed upon by Acquisition and the Company in their sole discretion and (iii) such other liabilities or obligations of the Company as are specified in the Purchase Agreement.

2. Plan Implementation. The section 363 transaction contemplated hereby may be implemented through confirmation of a plan of reorganization containing terms and conditions in no way conflicting with or derogating from the Purchase Agreement (the "Plan"). The Company will provide Acquisition with a reasonable opportunity to review and comment upon all motions, applications, drafts of the Plan and the related disclosure statement and supporting papers prepared by or on behalf of the Company relating to this letter agreement (including forms of orders and notices to interested parties) prior to the filing thereof in the Company's chapter 11 case.

3. Definitive Purchase Agreement. Acquisition and WLW will use mutual reasonable best efforts to negotiate and execute a definitive purchase agreement (the "Purchase Agreement") on or prior to the twenty-ninth (29th) day after the Bankruptcy Court (as defined below) shall have entered an order approving the Expense Reimbursement (the "Contingency Termination Date"), which Purchase Agreement shall contain terms consistent with the terms of this letter agreement and other customary terms and conditions for transactions of this nature, including without limitation the following terms and conditions (it being expressly understood that if the Purchase Agreement Date has not occurred on or before the Contingency Termination Date, this letter agreement shall terminate and no party shall have any further obligation hereunder (other than (i) the obligation of the Company to pay Acquisition the Expense Reimbursement and (ii) the entitlements under Section 5(g) with respect to the Expense Reimbursement)):

         (a) the Company and Acquisition (as the case may be) shall have received all necessary government and third-party approvals, consents or authorizations, including, but not limited to any consents from the Federal Communications Commission, as Acquisition and the Company shall deem necessary in their sole discretion;

         (b) Acquisition shall have obtained its lenders' approval to consummate, and provide financing for, the transactions contemplated hereunder and to provide working capital sufficient to operate the business following the closing of the transactions contemplated by this letter agreement, in such amounts and upon terms and conditions satisfactory to Acquisition in its sole discretion;

         (c) As soon as practicable, but in no event later than February 21, 2002, the Clerk of the Bankruptcy Court of the Northern District of Texas (the "Bankruptcy Court") shall have entered an order, in form and substance satisfactory to Acquisition (the "Procedures Order"), approving the Termination Fee, the Expense Reimbursement and the bid procedures contained in paragraph 5 of this letter agreement, and the Company shall use its best efforts to cause the Bankruptcy Court to enter the Procedures Order at the earliest possible date;

         (d) on or before the 37th day after the entry of the Procedures Order, the Clerk of the Bankruptcy Court shall have entered an order, in form and substance satisfactory to Acquisition, approving the Company's disclosure statement for the Plan (the "Disclosure Statement Order"). Thereafter (but prior to entry of an order confirming a plan), such disclosure statement order shall not become the subject of any stay or the subject of an order granting a motion for leave to file an interlocutory notice of appeal;

         (e) on or before the 41st day after the entry of the Disclosure Statement Order, the Clerk of the Bankruptcy Court shall have entered an order pursuant to section 363 of the Bankruptcy Code (the "Approval Order"), in form and substance satisfactory to Acquisition, confirming the results of the Auction, if any, authorizing the Company to enter into the Purchase Agreement, confirming that Acquisition constitutes a good faith purchaser within the meaning of Section 363(m) of the Bankruptcy Code and authorizing the transfer of the Purchased Assets to Acquisition free and clear of liens, claims, encumbrances and interests; it being understood that the Approval Order may be in the form of an order confirming the Plan;

         (f) the Company shall assign to Acquisition such executory contracts and leases of the Company selected by Acquisition and identified pursuant to the Purchase Agreement without adequate assurance of future performance liability pursuant to section 365(f)(2) of the Bankruptcy Code (the "Assumed Contracts"); it being understood that the Company shall be responsible for any and all cure costs pursuant to section 365(b) of the Bankruptcy Code; provided that in no event shall the Company or Acquisition be responsible for any such cure costs that, when aggregated with the cost of implementation of the Plan, exceed the cash in the Company at the closing (without taking into account any portion of the Cash Purchase Price), unless and to the extent otherwise agreed by Acquisition and the Company;

         (g) the Purchased Assets shall include all of the cash (net of (i) the cost of implementation of the Plan and (ii) the cure costs described in paragraph 3(f) above) in the Company at the closing; provided that if there is more than $5,000,000 in net cash at the closing, the Purchased Assets shall include only the first $5,000,000 of net cash;

         (h) the Stock shall contain transfer restrictions mutually agreeable to Acquisition and the Company, which transfer restrictions shall be specified in a stockholders' agreement which shall be attached as an exhibit to the Purchase Agreement;

         (i) the Stock shall be distributed in a structure mutually agreeable to Acquisition and the Company such that Acquisition and the Company are satisfied with regard to the identity of the holders of the Stock and the number of such holders, which structure shall be specified in the Purchase Agreement; and

         (j) Acquisition shall provide the Company with a deposit or other satisfactory security in the amount of $250,000 upon the entry of the Procedures Order.

4. Due Diligence. Prior to the Contingency Termination Date, Acquisition will complete its due diligence review to its sole satisfaction, which due diligence review will include facility visits, meetings with senior management and a review of WLW's books, records and legal documents by Acquisition, as well as its legal and accounting advisors.

5. Non-Solicitation; Bid Procedures; Termination Fee and Expense Reimbursement.

         (a) Until the Contingency Termination Date and thereafter, except to the extent set forth in the procedures for solicitation of competing bids described in paragraph 5(b) below, without the consent of Acquisition, the Company shall not, directly or indirectly, solicit or initiate from any other person or entity the submission of any offer or proposal relating to the acquisition of all or any material portion of the Purchased Assets, or the capital stock of the Company, and shall neither negotiate nor enter into any agreement (except for confidentiality agreements) with any person or entity other than Acquisition concerning the acquisition of all or any portion of the Purchased Assets or of the capital stock of the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from taking any action in its chapter 11 case seeking to sell, pursuant to the auction process established in this letter agreement, the Purchased Assets.

         (b) The Company, shall make available to other prospective purchasers of the Company and the Purchased Assets the opportunity to acquire the same only through the following procedures:

                  (i) Promptly after (but in no case before) the date (the "Disclosure Statement Date") when the Clerk of the Bankruptcy Court shall have entered on the docket an order, in form and substance satisfactory to Acquisition, approving the Company's disclosure statement for the Plan, the Company shall mail to all parties in interest and known interested parties, and if it so elects, publish in appropriate media, notice that the Company will accept competing bids to acquire the Purchased Assets on terms and conditions which are substantially the same as those set forth in the Purchase Agreement, which bids shall conform to, and be submitted in the manner set forth in, this paragraph 5(b) (each a "Qualifying Bid").

                  (ii) Promptly after (but in no case before) the Disclosure Statement Date, upon request by a prospective offeror to the Company, the Company shall, upon execution by such prospective offeror of a confidentiality agreement in form and substance reasonably satisfactory to the Company and delivery of such prospective offeror's certified financial statements for the preceding two years (or of other evidence establishing to the Company's satisfaction such prospective offeror's financial capability to timely consummate a purchase of the Company or the Purchased Assets), provide such person (a "Prospective Purchaser") with access to all relevant business and financial information and with access to representatives of the Company necessary to enable the Prospective Purchaser to evaluate the Company and its assets and liabilities for the purpose of submitting a competing offer for the Company or the Purchased Assets. In addition, after (but in no case before) the Disclosure Statement Date the Company may provide to a Prospective Purchaser an offering memorandum describing the Company's assets and businesses and will have a complete data room available to Prospective Purchaser.


                  (iii) To be a Qualified Bid, a bid must: (x) be submitted to the Company and Acquisition in writing not less than 10 calendar days prior to the hearing (the "Sale Hearing") on approval of the Purchase Agreement; (y) contain offers to purchase the Purchased Assets for cash in an amount of not less than the sum of $30,700,000 plus the Termination Fee plus the Expense Reimbursement, to be paid in full at closing on terms and conditions which are substantially the same as those contained in the Purchase Agreement (including the consummation of the sale through the Plan); and (z) contain evidence that the person or entity submitting such bid has received debt and/or equity funding commitments sufficient in the aggregate to finance the purchase of the Purchased Assets, including proof of deposit of an amount equal to the Termination Fee in escrow with an escrow agent, subject to the jurisdiction of the Bankruptcy Court until completion of the sale and payable to Acquisition at the Closing or at such time as the Company becomes entitled thereto.

                  (iv) Competing bids must be no more conditional than the terms and conditions contained in the Purchase Agreement and cannot contain any financing or due diligence contingencies of any kind.

                  (v) In the event that the Company has received Qualifying Bids in accordance with subparagraphs (i), (ii), (iii) and (iv) above, then no more than one day prior to the Sale Hearing, the Company shall conduct an auction sale of the Purchased Assets (the "Auction") at which time all persons, including Acquisition, shall be entitled to make higher bids to acquire all of the Purchased Assets. In the Auction, all topping bids shall be made in not less than $250,000 increments. The Company must determine the highest and best bid at the Auction based on the net benefit to the estate, taking into account throughout the Auction, the payment of the Termination Fee and Expense Reimbursement to Acquisition if it is not the successful bidder.

         (c) Subject to paragraph 5(e), in the event that Acquisition is not the successful bidder at the Auction or the transactions contemplated hereby are not consummated for any reason, other than the material breach by Acquisition of this letter agreement or the Purchase Agreement or a failure to satisfy certain conditions to closing (the "No Fee Conditions") to be specified by the parties in the Purchase Agreement (to include, without limitation, the condition described in paragraph 3(b) and the condition requiring approval of the Federal Communications Commission if the failure to obtain such approval is solely because Acquisition is not eligible to own FCC licenses), then the Company shall pay to Acquisition a termination fee equal to $1,000,000 (the "Termination Fee"). Any amounts paid to Acquisition under this paragraph 5(c) shall be in addition to the Expense Reimbursement.

         (d) The Company shall pay to Acquisition an amount equal to the reasonable out-of-pocket costs and expenses incurred by Acquisition in connection with its legal, environmental, accounting and business due diligence and the preparation and negotiation of this letter agreement and the Purchase Agreement in the event that after the Bankruptcy Court enters the Procedures Order, the transactions contemplated hereby are not consummated for any reason other than the material breach by Acquisition of this letter agreement or the Purchase Agreement; provided that the Company's maximum liability under this paragraph 5(d) shall be $500,000 (the "Expense Reimbursement").

         (e) Notwithstanding the provisions of paragraph 5(c), the Termination Fee shall not be payable to Acquisition unless and until (i) the Purchase Agreement Date (as defined below) shall occur on or prior to the Contingency Termination Date and if Acquisition is the successful bidder it promptly executes such Purchase Agreement, (ii) Acquisition shall have waived the contingency set forth in paragraph 3(b) on or prior to the 30th day after the Purchase Agreement Date and (iii) Acquisition shall have waived the contingency set forth in paragraph 4 on or prior to the Contingency Termination Date; provided that the limitation in clause (i) of this paragraph 5(e) shall only apply if the Company is pursuing the transaction contemplated hereby and is otherwise in compliance with this letter agreement or the Purchase Agreement as applicable. For purposes of this letter agreement, the term "Purchase Agreement Date" shall mean the date on which there shall be a Purchase Agreement that Acquisition and the Company execute or state in writing that they are prepared to execute.

         (f) No party submitting any other offer to purchase the Purchased Assets or a Qualifying Bid shall be entitled to any expense reimbursement or termination or similar fee.

         (g) The Termination Fee, the Expense Reimbursement and any other amounts due Acquisition under this letter agreement or the Purchase Agreement shall be entitled to superpriority administrative expense priority, senior to all other administrative claims against the Company's estate and shall be payable out of the Company's cash or other collateral securing the Company's obligations to its senior secured lenders, prior to any recovery by such lenders.

6. Binding Effect; Counterparts; Miscellaneous. Neither party shall have any legally binding obligation to the other unless and until the Bankruptcy Court enters the Procedures Order. This letter agreement may be signed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement and shall be governed by the laws of the State of Delaware. This letter agreement may not be assigned by either party without the other party's written consent, except that Sun Capital Acquisition Corp. may assign this letter agreement to another affiliate of Sun Capital Partners, Inc. without such consent.

If you are in agreement with the terms of this letter agreement, please sign in the space provided below and return a signed copy. This letter agreement will expire unless executed by the Company by 11:00 a.m. (Eastern Standard Time) on January 30, 2002. We will then immediately work toward implementing our plans for consummating the transaction. In the meantime, if you have any questions or comments, please feel free to contact me so that I may answer any questions that you may have.

Very truly yours,

Sun Capital Acquisition Corp.                Agreed and Accepted as of
By:                                                                      , 2002:
                                             ---------------------------
                                             WebLink Wireless, Inc.
                                             By:

------------------------------               -----------------------------------
M. Steven Liff                               Name:
Vice President                               Title:

The below agent, on behalf of itself and the other lenders under WebLink's Credit Agreement dated as of March 23, 1999, as amended, hereby confirms its agreement subject to paragraph 6 (a) to comply with paragraph 5(a) above as if it were substituted for "the Company" therein, (b) to the provisions of paragraphs 5(c), (d), (e), (f) and (g) above, and (c) support the bid procedures set forth in paragraph 5(b) above (it being expressly understood that if the Purchase Agreement Date has not occurred on or before the Contingency Termination Date, this letter agreement shall terminate and no party shall have any further obligation hereunder (other than (i) the obligation of the Company to pay Acquisition the Expense Reimbursement and (ii) the entitlements under
Section 5(g) with respect to the Expense Reimbursement)).

                                 Acknowledged by Bankers Trust Company, as
                                 Agent:



                                 -----------------------------------------
                                 Name:
                                 Title:

                                 Date:
                                      ------------------------------------


                                 -----------------------------------------
                                 Name:
                                 Title:

                                 Date:
                                      ------------------------------------


                                 Acknowledged by
                                 Morgan Stanley Dean Witter:


                                 -----------------------------------------
                                 Name:
                                 Title:

                                 Date:
                                      ------------------------------------